Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	May 31, 2001
Payment Date	Jun 15, 2001

Calculation of Interest Expense

Index (LIBOR)	4.122500%
Accrual end date, accrual beginning date and days in Interest Period	Jun 15, 2001	May 15, 2001	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	216,337,255	45,782,448	54,106,530	35,377,346	29,134,285	35,466,210
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	4.302500%	4.412500%	4.522500%	4.772500%	5.122500%
Interest/Yield Payable on the Principal Balance	801,515	173,957	210,711	145,389	128,513
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	801,515	173,957	210,711	145,389	128,513
Interest/Yield Paid	801,515	173,957	210,711	145,389	128,513

Summary

Beginning Security Balance	216,337,255	45,782,448	54,106,530	35,377,346	29,134,285	35,466,210
Beginning Adjusted Balance	216,337,255	45,782,448	54,106,530	35,377,346	29,134,285
Principal Paid	4,759,220	1,007,214	1,190,344	778,302	640,954	867,165
Ending Security Balance	211,578,035	44,775,234	52,916,186	34,599,045	28,493,331	34,685,754
Ending Adjusted Balance	211,578,035	44,775,234	52,916,186	34,599,045	28,493,331
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	211,664,744	44,775,234	52,916,186	34,599,045	28,493,331
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					4,111,588
Ending OC Amount as Holdback Amount						17,104,544
Ending OC Amount as Accelerated Prin Pmts						17,581,209.82

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.8788536	$3.6241127	$2.3412347	$2.5506774	$3.0598226
Principal Paid per $1000	$5.2184429	$20.9836223	$13.2260404	$13.6544146	$15.2608160